UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2012

PLX TECHNOLOGY, INC.
------------------------------------------------
(Exact Name of Registrant as Specified in its Charter)

DELAWARE
-----------------------------------------
(State or Other Jurisdiction of Incorporation)

    000-25699                                    94-3008334
   ------------------------                     ---------------------------
               (Commission File Number)    (I.R.S. Employer Identification No.)

870 W. Maude Avenue, Sunnyvale, California 94085
--------------------------------------------------------
(Address of Principal Executive Offices) (Zip Code)

(408) 774-9060
-------------------
(Registrant's telephone number, including area code)

Not Applicable
-------------------------------------------------------------------
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

PLX Technology, Inc. (the “Company”, or the “Registrant”) has been in the process of designing and developing a digital channel stacking switch chip semiconductor product (the “Product”).  On July 6, 2012, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Entropic Communications, Inc. (the “Purchaser”), pursuant to which the Company completed the sale to the Purchaser of the Product and certain assets exclusively related to the Product (the “Divested Assets”).

The Divested Assets, as more fully described in the Agreement, consist of the rights and interests of the Company and its subsidiaries in and to (i) the Product, including all of the masks and mask works for the Product together with its associated design, layout, code, data, design, test and manufacturing materials that are exclusively used by the Company in connection with the Product, subject to certain specified exclusions, (ii) a Letter of Intent dated June 12, 2009, between Teranetics, Inc., a wholly-owned subsidiary of the Company, and a major satellite television supplier, exclusively relating to development of the Product, (iii) inventory and tangible personal property exclusively related to the Product, (iv) receivables and prepaid expenses exclusively related to the Product, (v) certain software and other Intellectual Property Assets exclusively related to the Product, and (vi) documentation, permits, and books and records exclusively related to the Product.

In consideration for the Divested Assets, at the closing of the transactions contemplated by the Agreement, the Purchaser paid $3 million in cash (less a certain amount for retention bonus payments which may be payable to certain employees of the Company transferred to the Purchaser), and agreed to assume certain liabilities exclusively relating to the Product.  Pursuant to the terms of the Agreement, the Company will also perform certain development services necessary for the Purchaser to achieve full performance compliance of the Product.  In connection with the achievement of certain specified milestones relating to those development services, the Purchaser may be obligated to pay the Company additional amounts of up to $5 million in cash, which may include the payment of $2 million in cash to be deposited in an escrow arrangement to be available to satisfy  post-closing indemnification obligations of the Company.

In connection with the closing of the transactions contemplated by the Agreement, the Company and the Purchaser also entered into (i) a Non-Competition Agreement pursuant to which the Company agreed to certain restrictions regarding competitive activities with respect to the Product and (ii) an Intellectual Property License Agreement (the “Intellectual Property License Agreement”) pursuant to which the Company agreed to license certain intellectual property rights in certain fields relating to the Product that were not assigned pursuant to the Agreement.  In connection with the Intellectual Property License Agreement, the Purchaser paid a one-time licensing fee of $4 million.

    Entropic and PLX issued a joint press release on July 11, 2012 announcing the transactions contemplated by the Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information

       These materials are for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer with respect to the acquisition of the Company will only be made through the prospectus, which is part of the registration statement on Form S-4, which contains an offer to purchase, form of letter of transmittal and other documents relating to the exchange offer, as well as the Tender Offer Statement on Schedule TO (collectively, and as amended and supplemented from time to time, the “Exchange Offer Materials”), each initially filed with the U.S. Securities and Exchange Commission (the “SEC”) by Integrated Device Technology, Inc. (“IDT”) on May 22, 2012. The registration statement has not yet become effective. In addition, the Company filed with the SEC on May 22, 2012 a solicitation/recommendation statement on Schedule 14D-9 (as amended and supplemented from time to time, the “Schedule 14D-9”) with respect to the exchange offer. Investors and security holders are urged to carefully read these documents and the other documents relating to the transactions because these documents contain important information relating to the exchange offer and related transactions. Investors and security holders may obtain a free copy of these documents, as filed with the SEC, and other annual, quarterly and special reports and other information filed with the SEC by IDT or the Company, at the SEC’s website at www.sec.gov. In addition, such materials will be available from IDT or the Company, or by calling Innisfree M&A Incorporated, the information agent for the exchange offer, toll-free at (877) 456-3463 (banks and brokers may call collect at (212) 750-5833).

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is being furnished with this Current Report on Form 8-K:

Exhibit Number      Description
--------------------      ----------------
         99.1                 Joint press release, July 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLX TECHNOLOGY, INC.
(the Registrant)

By:    /s/ ARTHUR WHIPPLE
         ---------------------------------
        Arthur Whipple
        Chief Financial Officer

Dated:  July 11, 2012